Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of General Maritime Corporation (formerly Galileo Holding Corporation) of our report dated March 11, 2008, relating to the consolidated financial statements of Arlington Tankers Ltd. (the “Company”) and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ MSPC MSPC Certified Public Accountants and Advisors, A Professional Corporation
New York, New York
December 22, 2008